Exhibit 10.12

GLOBALSANTAFE

PENSION EQUALIZATION PLAN

AS AMENDED AND RESTATED

EFFECTIVE NOVEMBER 27, 2007

GLOBALSANTAFE

PENSION EQUALIZATION PLAN

WHEREAS, GlobalSantaFe Corporate Services Inc. (the “Company”) adopted and maintains the GlobalSantaFe Pension Equalization Plan, as amended effective July 21, 2007 and as amended and restated effective January 1, 2008 (the “Plan”), for the benefit of its employees and the employees of its subsidiaries to aid such employees in making more adequate provision for their retirement; and

WHEREAS, the Company previously adopted the amended and restated plan effective as f January 1, 2008 to comply with the provisions of Section 409A of the Internal Revenue Code, as amended (“Section 409A”) and to preserve the material terms of the Plan as in effect on December 31, 2004 in order that such plan qualify as a grandfathered plan for purposes of Section 409A; and

WHEREAS, the Company desires to make certain changes to the Plan in accordance with the Agreement and Plan of Merger by and among the GlobalSantaFe Corporation, Transocean Inc. and Transocean Worldwide, Inc., dated as of July 21, 2007 with the understanding that such changes will constitute a “material modification” for purposes of Section 409A.

NOW THEREFORE, the Plan is hereby amended and restated to read as follows, effective as of November 27, 2007:

ARTICLE I

PURPOSE

1.1           Purpose of the Plan:  The purpose of this Plan is generally to provide the amount of the benefit that would otherwise be paid under the Pension Plan, as in effect on the applicable date, but which cannot be paid under these plans on account of (a) the limitations of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”), which limits the annual compensation that may be taken into account in computing benefits under the Pension Plan to $225,000 (or such other dollar amount as may be prescribed by the Secretary of the Treasury or his or her delegate), and (b) Section 415 of the Code, which limits the benefits and contributions under qualified plans.

1.2           ERISA Status:  Program A of the Plan, detailed in Article III below, is intended to qualify for the exemptions provided under Title I of the Employee Retirement Income Security Act of 1924, as amended from time to time (“ERISA”), for plans that are not qualified under Code Section 401(a) and that are maintained primarily to provide deferred compensation for a select group of management or highly compensated employees. Program B of the Plan, set forth in Article IV below, is intended to qualify for the exemptions provided under Title I of ERISA for plans that are excess benefit plans as defined in Section 3(36) of ERISA.

ARTICLE II

DEFINITIONS

Except as otherwise indicated, for purposes of the Plan, the terms listed below shall be defined as follows:

Additional Service Period:  The term “Additional Service Period” means, with respect to any Participant who received a severance payment, whether in the form of salary and/or bonus continuation payments or in a lump sum or sums, the salary and/or bonus continuation period or, in the case of a lump sum or sums, the period with respect to which the lump sum or sums are deemed paid pursuant to the definitions of “Basic Earnings” and “Bonus” contained in this Plan.

Administrative Committee:  The committee established by the Board to administer the Plan pursuant to Section 7.1.

Affiliate:  The term “Affiliate” shall have the identical meaning of that term as set out in the Pension Plan.

Applicable Pension Plan:  The term “Applicable Pension Plan” means the Pension Plan as in effect on the date of Participant’s Termination of Employment.

Basic Earnings:  The term “Basic Earnings” shall have the identical meaning of that term as set forth in the Pension Plan, only without regard to the limitations imposed by Section 401(a)(17) of the Code; provided that “Basic Earnings” shall include severance payments based on a multiple or any percentage of salary, whether made as salary continuation payments or in a lump sum or sums. In the event such a severance payment is paid in a lump sum or sums, the salary amount shall be deemed to accrue over the period of time it would normally have been paid had the Participant’s salary at the time of termination continued until the severance payments were exhausted.

Board:  The Board of Directors of the Company.

Bonus:  The term “Bonus” shall have the identical meaning of that term as set out in the Pension Plan, only without regard to the limitations imposed by Section 401(a)(17) of the Code; provided that the term “Bonus” shall include severance payments based on a multiple or any percentage of a bonus or deemed bonus, whether made as bonus continuation payments or in a lump sum or sums. In the event such a severance payment is paid in a lump sum or sums, the payment shall be included and shall be deemed paid as follows: (a) any payment based on a multiple of a bonus or deemed bonus shall be divided by the multiplier and each fraction thereof shall constitute a single annual “Bonus,” which shall be deemed paid on the customary annual bonus date (as determined by the Administrative Committee) over the number of years represented by the multiplier and (b) any payment that is 100% of, or less than, the bonus or deemed bonus shall be deemed to be paid on the customary bonus date next following the date of the Participant’s termination of employment.

Code:  The Internal Revenue Code of 1986, as amended from time to time.

Company:  GlobalSantaFe Corporate Services Inc.

Effective Date:  November 27, 2007.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended from time to time.

Lump-Sum Equivalent:  With respect to any benefit hereunder, a lump-sum payment equal in value at date of determination to such benefit when determined actuarially, based upon the mortality table and interest rate used in the Pension Plan in effect as of Participant’s Termination of Employment. In the event that age is increased by a salary and/or bonus continuation period or an Additional Service Period (“imputed years”), the lump sum payment will be discounted by the number of imputed years from the date of determination to the date of payment using interest only at the interest rate used in the Pension Plan in effect as of Participant’s Termination of Employment. For purposes of Sections 3.3(f), 4.3(f) and 5.1(c) herein, the date of determination is the day after the end of the Additional Service Period.

Participant:  An employee of the Company or its Affiliate who qualifies for participation in the Plan under Sections 3.2 and/or 4.2 of the Plan.

Pension Plan:  The GlobalSantaFe Retirement Plan for Employees, as amended and restated effective May 1, 2003, and as thereafter may be amended from time to time.

Plan:  The GlobalSantaFe Pension Equalization Plan as amended and restated effective November 27, 2007 and as thereafter amended from time to time.

Plan Administrator:  The Administrative Committee.

Section 409A:  Section 409A of the Code and applicable U.S. Treasury authorities.

Termination of Employment:  The term “Termination of Employment” means “separation from service”, as defined in Section 1.409A-1(h) of the U.S. Treasury regulations, with the Company or an Affiliate for any reason other than a transfer between Employers.

Window Benefit Participant:  A Participant who is eligible for a window benefit under Section 5.7 of the Applicable Pension Plan.

Window Excluded Participant:  A Participant who would have been eligible for a window benefit under Section 5.7 of the Applicable Pension Plan had Participant not been specifically excluded pursuant to Appendix A of the Applicable Pension Plan.

ARTICLE III

PROGRAM A:  RESTORATION OF BENEFITS REDUCED BY SECTION 401(A)(17)

3.1           Purpose:  Section 401(a)(17) of the Code limits the amount of compensation that may be taken into account under a qualified plan for any year to $225,000 (or such other dollar amount as may be prescribed by the Secretary of the Treasury or his or her delegate). The purpose of Program A is to restore to Participants any benefits that would have been available to them under the Pension Plan had the limitations of Section 401(a)(17) of the Code not been imposed.

3.2           Participation:  In order to participate in Program A of this Plan, an individual must (a) have experienced a reduction in the benefits he would have received from his Pension Plan as a result of the Code Section 401(a)(17) limitations on the amount of annual compensation that may be included in the calculation of benefits and (b) be a member of a select group of management or highly compensated employees (as those terms are set forth in Section 201(2) of ERISA) who are identified by the Plan Administrator.

3.3           Amount of Benefit:

(a)           The benefit payable under Program A will be equal to (i) less (ii) below:

(i)            the monthly benefit for the Participant calculated under the Pension Plan using the Participant’s Basic Earnings and Bonus without regard to the limitations of Section 401(a)(17) of the Code, as amended, or any successor sections of the Code; less

(ii)           the monthly benefit calculated and payable under the Pension Plan.

(b)           For purposes of subsections (a)(i) and (ii), each Pension Plan benefit shall be converted into a single life annuity commencing on the later of the Participant’s normal retirement date under the Pension Plan or the date benefits are paid under this Plan.

(c)           The amount in subsection (a) will be subject to limits described in Article V.

(d)           Benefits under this Article III will be paid only to supplement benefits actually payable from the Pension Plan.

(e)           The amount in subsection (a)(i) shall include the Additional Service Period. Furthermore, (to the extent not already included pursuant to the provisions of the Pension Plan) the age of any such Participant shall be deemed to include the years and partial years contained in the Additional Service Period. It is intended that the application of Section 3.3(e) shall extend to, but not be limited to, Window Benefit Participants and Window Excluded Participants.

(f)            For Window Benefit Participants, the benefit described in this Section 3.3 shall equal the Lump Sum Equivalent of the excess of (i) over (ii) below:

(i)            the monthly benefit for the Participant calculated under the Applicable Pension Plan using the Participant’s Basic Earnings and Bonus without regard to the limitations of Section 401(a)(17) of the Code, as amended, or any successor sections of the Code and assuming that Participant remained employed through the end of the Additional Service Period and commenced his benefit at that time (or, if not eligible for early retirement under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)); over

(ii)           the monthly benefit calculated and payable under the Applicable Pension Plan assuming the Participant remained employed through the end of the Additional Service Period and commenced payment of his benefit at that time (or, if not eligible to for early retirement under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)).

For Window Excluded Participants, the benefit described in this Section 3.3 shall equal the Lump Sum Equivalent of the excess of (iii) over (iv) below:

(iii)          the monthly benefit for the Participant calculated under the Applicable Pension Plan using the Participant’s Basic Earnings and Bonus without regard to the limitations of Section 401(a)(17) of the Code, as amended, or any successor sections of the Code and assuming that Participant remained employed through the end of the Additional Service Period and commenced his benefit at that time (or, if not eligible for early retirement under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)); over

(iv)          the monthly benefit calculated and payable under the Applicable Pension Plan assuming Participant terminated employment on the date of his actual Termination of Employment and commenced payment of his benefit after the expiration of the Additional Service Period (or, if not eligible to commence payment under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)).

For purposes of this Section 3.3(f), a Participant’s “Social Security Covered Compensation” (as defined in the Applicable Pension Plan) is projected to increase during the Additional Service Period using an inflation assumption of 3%.

ARTICLE IV

PROGRAM B:  RESTORATION OF BENEFITS REDUCED BY SECTION 415

4.1           Purpose:  Section 415 of the Code limits the benefits and contributions under qualified plans. The purpose of Program B is to restore to Participants any benefits that would have been available to them under the Pension Plan had the limitations of Section 415 of the Code not been imposed.

4.2           Participation:  In order to participate in Program B of this Plan, an individual must (a) have experienced a reduction in the benefits he would have received from a Pension Plan as a result of the Code Section 415 limitations and (b) be selected for participation by the Plan Administrator.

4.3           Amount of Benefit:

(a)           The benefit payable under Program B will be equal to (i) less (ii) below:

(i)            the monthly benefit for the Participant calculated under the Pension Plan using the Participant’s Basic Earnings and Bonus without regard to the limitations of Section 415 of the Code, as amended, or any successor sections of the Code; less

(ii)           the monthly benefit calculated and payable under the Pension Plan.

(b)           For purposes of subsections (a)(i) and (ii), each Pension Plan benefit shall be converted into a single life annuity commencing on the later of the Participant’s normal retirement date under the Pension Plan or the date benefits are paid under this Plan.

(c)           The amount in subsection (a) will be subject to limits described in Article V.

(d)           Benefits under this Article IV will be paid only to supplement benefits actually payable from the Pension Plan.

(e)           The amount in subsection (a)(i) shall include Additional Service Period. Furthermore, (to the extent not already included pursuant to the provisions of the Pension Plan) the age of any such Participant shall be deemed to include the years and partial years contained in the Additional Service Period. It is intended that the application of Section 4.3(e) shall extend to, but not be limited to, Window Benefit Participants and Window Excluded Participants.

(f)            For Window Benefit Participants, the benefit described in this Section 4.3 shall equal the Lump Sum Equivalent of the excess of (i) over (ii) below:

(i)            the monthly benefit for the Participant calculated under the Applicable Pension Plan using the Participant’s Basic Earnings and Bonus without regard to the limitations of Section 415 of the Code, as amended, or any successor sections of the Code and assuming that Participant remained employed through the end of the Additional Service Period and commenced his benefit at that time (or, if not eligible for early retirement under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)); over

(ii)           the monthly benefit calculated and payable under the Applicable Pension Plan assuming Participant remained employed through the end of the Additional Service Period and commenced payment of his benefit at that time (or, if not eligible for early retirement under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)).

For Window Excluded Participants, the benefit described in this Section 4.3 shall equal the Lump Sum Equivalent of the excess of (iii) over (iv) below:

(iii)          the monthly benefit for the Participant calculated under the Applicable Pension Plan using the Participant’s Basic Earnings and Bonus without regard to the limitations of Section 415 of the Code, as amended, or any successor sections of the Code and assuming that Participant remained employed through the end of the Additional Service Period and commenced his benefit at that time (or, if not eligible for early retirement under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)); over

(iv)          the monthly benefit calculated and payable under the Applicable Pension Plan assuming Participant terminated employment on the date of his actual Termination of Employment and commenced payment of his benefit after the expiration of the Additional Service Period (or, if not eligible to commence payment under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)).

For purposes of this Section 4.3(f), a Participant’s “Social Security Covered Compensation” (as defined in the Applicable Pension Plan) is projected to increase during the Additional Service Period using an inflation assumption of 3%.

ARTICLE V

MAXIMUM BENEFIT

5.1           In the event that a Participant is eligible for both Program A and Program B, the aggregate benefit shall not exceed an amount equal to (a) less (b) below:

(a)           the monthly benefit for the Participant calculated under the Pension Plan using the Participant’s Basic Earnings and Bonus without regard to the limitations of Sections 401(a)(17) and 415 of the Code, as amended, or any successor sections of the Code; less

(b)           the monthly benefit calculated and payable under the Pension Plan.

For purposes of subsections (a) and (b), each Pension Plan benefit shall be converted into a single life annuity commencing on the later of the Participant’s normal retirement date under the Pension Plan or the date benefits are paid under this Plan.

The amount in subsection (a) shall include (to the extent not already included pursuant to the provisions of the Pension Plan) the Additional Service Period. Furthermore, (to the extent not already included pursuant to the provisions of the Pension Plan) the age of any such Participant shall be deemed to include the years and partial years contained in the Additional Service Period. It is intended that the application of Section 5.1 shall extend to, but not be limited to, Window Benefit Participants and Window Excluded Participants..

(c)           For Window Benefit Participants, the aggregate benefit described in this Section 5.1 shall not exceed the Lump Sum Equivalent of the excess of (i) over (ii) below:

(i)            the monthly benefit for the Participant calculated under the Applicable Pension Plan using the Participant’s Basic Earnings and Bonus without regard to the limitations of Sections 401(a)(17) and 415 of the Code, as amended, or any successor sections of the Code and assuming that Participant remained employed through the end of the Additional Service Period and commenced his benefit at that time (or, if not eligible for early retirement under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)); over

(ii)           the monthly benefit calculated and payable under the Applicable Pension Plan assuming Participant remained employed through the end of the Additional Service Period and commenced payment of his benefit at that time (or, if not eligible for early retirement under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the

Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)).

For Window Excluded Participants, the aggregate benefit described in this Section 5.1 shall not exceed the Lump Sum Equivalent of the excess of (iii) over (iv) below:

(iii)          the monthly benefit for the Participant calculated under the Applicable Pension Plan using the Participant’s Basic Earnings and Bonus without regard to the limitations of Sections 401(a)(17) and 415 of the Code, as amended, or any successor sections of the Code and assuming that Participant remained employed through the end of the Additional Service Period and commenced his benefit at that time (or, if not eligible for early retirement under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)); over

(iv)          the monthly benefit calculated and payable under the Applicable Pension Plan assuming Participant terminated employment on the date of his actual Termination of Employment and commenced payment of his benefit after the expiration of the Additional Service Period (or, if not eligible to commence payment under the Applicable Pension Plan at the end of the Additional Service Period, assuming Participant had commenced his benefit under the Applicable Pension Plan on his Normal Retirement Date (as defined in the Applicable Pension Plan)).

For purposes of this Section 5.1(c), a Participant’s “Social Security Covered Compensation” (as defined in the Applicable Pension Plan) is projected to increase during the Additional Service Period using an inflation assumption of 3%.

ARTICLE VI

VESTING AND BENEFIT PAYMENT

6.1           Form and Timing of Payment:  The monthly benefit determined to be payable under this Plan shall be converted to a Lump-Sum Equivalent benefit. Subject to Section 7.18, the lump sum amount determined shall be payable to the Participant or surviving spouse within 90 days following Participant’s Termination of Employment from the Company and its Affiliates.

6.2           Vesting:  A Participant shall become vested in the benefit payable under this Plan at the same time that he becomes vested under the Pension Plan.

6.3           Effect of an Agreement:  Benefits under the Plan may be increased, decreased or otherwise modified by any legally binding contractual agreement between a Participant and the Company or GlobalSantaFe Corporation.

6.4           SERP Offset Calculation:  The monthly benefit calculated for purposes of determining the amount payable under this Plan, shall offset the benefit, if any, payable under the GlobalSantaFe Supplemental Executive Retirement Plan as amended and restated effective January 1, 2008 (the “SERP”). Pursuant to subsection (d) of the SERP’s definition of “Normal Retirement Benefit,” the benefit payable under this Plan shall, for purposes of the offset, be converted into a single life annuity commencing on the later of the Participant’s normal retirement date under the Pension Plan or the date benefits are paid under this Plan.

ARTICLE VII

MISCELLANEOUS

7.1           Administration and Interpretation:  The Plan shall be administered by the Administrative Committee. The determination of the Administrative Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons. Benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the claimant is entitled to them.

7.2           Expenses:  The expenses of administering the Plan shall be borne by the Company.

7.3           Indemnification and Exculpation:  The members of the Administrative Committee, its agents, and officers, directors and employees of the Company and its Affiliates shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person’s gross negligence or willful misconduct.

7.4           Amendment:  The Plan may be amended, in whole or in part, by action of the Board, in its sole discretion, or, to the extent permissible under the GlobalSantaFe Administrative Committee Charter and Mandates, by action of the Administrative Committee. Benefits under the Plan may be increased, decreased or otherwise modified by any legally binding contractual agreement between a Participant and the Company or GlobalSantaFe Corporation.

7.5           Termination:  The Board may, at its sole discretion, terminate, suspend or amend the Plan at any time or from time to time, in whole or in part in accordance with Section 1.409A-3(j)(4)(ix) of the U.S. Treasury regulations.

7.6           Not an Employment Agreement:  Nothing contained in this Plan is intended to nor shall it confer upon any Participant the right to be retained in the service of the Company and its Affiliates, nor shall the existence of this Plan interfere with the right of the Company and its Affiliates to terminate, lay off, discharge or otherwise deal with any Participant.

7.7           Funding:  All payments under this Plan shall be made from the general assets of the Participant’s employer during the period the Participant accrued benefits under this Plan. In the event that a Participant changed employers during the period of benefit accrual under this Plan, each employer shall fund the Participants’ payment under this Plan to the extent that the payment reflects benefits accrued during the Participant’s tenure with such employer. Each Participant remains a general, unsecured creditor of the employer responsible for funding the Participant’s payments under this Plan with respect to benefits accrued or paid under this Plan.

7.8           Severability:  In the event any provision of the Plan shall be held illegal or invalid for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

7.9           Assignment of Benefits:  A Participant may not, either voluntarily or involuntarily, assign, anticipate, alienate, commute, pledge or encumber any benefits to which he is or may become entitled to under the Plan, nor may the same be subject to attachment or garnishment by any creditor of a Participant.

7.10         Tax Withholding:  Such sum may be withheld from the lump-sum payment payable under the Plan for any federal, state or local taxes required by law to be withheld with respect to such payment, as the Company may reasonably estimate is necessary to cover any taxes that may be assessed with regard to such payment.

7.11         Use and Form of Words:  Words used herein in the masculine gender shall be construed as also used in the feminine gender where they would so apply, and vice versa. Words used in the singular form shall be construed as also used in the plural form where they would so apply, and vice versa.

7.12         Effect on Other Plans:  Amounts accrued or paid under this Plan shall not be considered compensation for the purposes of the Company’s other employee benefit plans. All amounts paid under this Plan will be a reduction of benefits calculated and payable under the GlobalSantaFe Supplemental Executive Retirement Plan.

7.13         Guarantee:  By executing this Plan, GlobalSantaFe Corporation agrees to guarantee the payment of all benefits payable hereunder.

7.14         Applicable Law:  This Plan shall be governed and construed in accordance with the laws of the State of Texas.

7.15         Scope:  This Plan is intended only to remedy Pension Plan benefit reductions caused by the operation of Sections 415 and/or 401(a)(17) of the Code and not reductions for any other reason.

7.16         Plan Termination:  No further benefits may be earned by a Participant under this Plan after the termination of the Pension Plan.

7.17         409A Compliance. It is intended that the provisions of this Plan satisfy the requirements of Section 409A and that the Plan be operated in a manner consistent with such requirements to the extent applicable. Therefore, the Administrative Committee may make adjustments to the Plan and may construe the provisions of the Plan in accordance with the requirements of Section 409A.

7.18         Specified Employees. If a Participant is a “specified employee,” as such term is defined in Section 409A and determined as described below in this Section 7.18, any payments payable as a result of the Participant’s Termination of Employment (other than death) shall not be payable before the earlier of (i) the date that is six months after the Participant’s Termination of Employment, (ii) the date of the Participant’s death, or (iii) the date that otherwise complies with the requirements of Section 409A. A Participant shall be a “specified employee” for the twelve-month period beginning on April 1 of a year if the Participant is a “key employee” as defined in Section 416(i) of the Internal Revenue Code (without regard to Section 416(i)(5)) as of December 31 of the preceding year or using such dates as designated by the Administrative Committee in accordance with Section 409A and in a manner that is consistent with respect to all of the Company’s nonqualified deferred compensation plans. For purposes of determining the identity of specified employees, the Administrative Committee may establish procedures as it deems appropriate in accordance with Section 409A.

IN WITNESS WHEREOF, this Plan, as amended and restated, has been executed as of the           day of                         , 2007, but is effective as of November 27, 2007.

GLOBALSANTAFE CORPORATION

By

GLOBALSANTAFE CORPORATE SERVICES INC.

By